Exhibit 99.1

Ambarella, Inc. Announces Fourth Quarter and Fiscal Year 2019 Financial Results

Contact:

Louis Gerhardy

408.636.2310

lgerhardy@ambarella.com

March 5, 2019 —Santa Clara, Calif. – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power and high-resolution human and computer vision solutions, today announced financial results for its fourth quarter of fiscal year 2019 ending January 31, 2019.

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Revenue for the fourth quarter of fiscal 2019 was $51.1 million, down 28% from $70.6 million in the same period in fiscal 2018. For the fiscal year ending January 31, 2019, revenue was $227.8 million, down 23% from $295.4 million for fiscal year ending January 31, 2018.

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Gross margin under U.S. generally accepted accounting principles (GAAP) for the fourth quarter of fiscal 2019 was 60.0%, compared with 64.3% for the same period in fiscal 2018. For the fiscal year ending January 31, 2019, GAAP gross margin was 60.7%, compared with 63.6% for the fiscal year ending January 31, 2018.

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GAAP net loss for the fourth quarter of fiscal 2019 was $4.5 million, or loss per diluted ordinary share of $0.14, compared with GAAP net income of $1.3 million, or earnings per diluted ordinary share of $0.04, for the same period in fiscal 2018. GAAP net loss for the fiscal year ending January 31, 2019 was $30.4 million, or loss per diluted ordinary share of $0.93. This compares with GAAP net income of $18.9 million, or earnings per diluted ordinary share of $0.55, for the fiscal year ending January 31, 2018.

Financial results on a non-GAAP basis for the fourth quarter of fiscal 2019 are as follows:

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Gross margin on a non-GAAP basis for the fourth quarter of fiscal 2019 was 60.6%, compared with 64.7% for the same period in fiscal 2018. For the fiscal year ending January 31, 2019, non-GAAP gross margin was 61.2%, compared with 64.0% for the fiscal year ending January 31, 2018.

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Non-GAAP net income for the fourth quarter of fiscal 2019 was $4.5 million, or earnings per diluted ordinary share of $0.14. This compares with adjusted non-GAAP net income of $16.4 million, or earnings per diluted ordinary share of $0.47, for the same period in fiscal 2018. Non-GAAP net income for the fiscal year ending January 31, 2019 was $24.5 million, or earnings per diluted ordinary share of $0.73. This compares with adjusted non-GAAP net income of $80.3 million, or earnings per diluted ordinary share of $2.32, for the fiscal year ending January 31, 2018.

Based on information available as of today, Ambarella is offering the following guidance for the first quarter of fiscal year 2020, ending April 30, 2019:

•	Revenue is expected to be $47.0 million plus or minus 3%

•	Gross margin on a non-GAAP basis is expected to be between 59.0% and 60.0%

•	Non-GAAP operating expenses are expected to be between $30.5 million and $32.5 million

Ambarella reports gross margin, net income (loss) and earnings (losses) per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes the impact of stock-based compensation adjusted for the associated tax impact, which includes the effect of any benefits or shortfalls recognized. Non-GAAP financial information also excludes the impact of the release of a valuation allowance on certain deferred tax assets. The non-GAAP net income for fiscal year 2019 includes a change in the allocation of stock-based compensation across the company’s tax jurisdictions to improve alignment of the non-GAAP tax rate to the GAAP tax rate. Accordingly, non-GAAP net income and non-GAAP earnings per share for the fourth quarter and fiscal year 2018 ending January 31, 2018 have been adjusted for the change in non-GAAP income tax effect and presented consistent with the fiscal year 2019 presentation. The prior year non-GAAP tax rate for the fourth quarter ending January 31, 2018 was reduced from 5.9% to 2.0% resulting in non-GAAP earnings per diluted ordinary share increasing from $0.45 to $0.47. The non-GAAP tax rate for the fiscal year ending January 31, 2018 was reduced from 13.5% to 2.8% resulting in the non-GAAP earnings per diluted ordinary share increasing from $2.06 to $2.32. A reconciliation of the GAAP to non-GAAP gross margin, net income (loss) and earnings (losses) per share numbers for the periods presented, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Total cash, cash equivalents and marketable securities on hand at the end of the fourth quarter of fiscal 2019 was $358.9 million, compared with $434.6 million at the end of the same quarter a year ago.

“Strategically, fiscal 2019 was one of the most important years in Ambarella’s 15 year history as the company continued to execute on its transformation from a pure video processing company to a computer vision company,” said Fermi Wang, President and CEO. “We taped-out and sampled three 10nm computer vision system-on-a-chip devices and commenced mass production of one of the devices, all in the fiscal year. Despite the decline in our consumer electronics business, and the geopolitical and macroeconomic headwinds, we have and will continue to focus our investment on computer vision. While it is early in the computer vision adoption cycle, we are excited about expanding our portfolio and having more customers enter mass production.

Stock Repurchase

In the fourth quarter of fiscal year 2019, the company repurchased a total of 104,160 shares for total consideration of approximately $3.5 million. Under the $100.0 million repurchase program that commenced on June 5, 2018, the company has repurchased a total of 1,792,156 shares for total cash consideration of approximately $68.1 million through January 31, 2019.

Quarterly Conference Call

Ambarella plans to hold a conference call at 4:30 p.m. Eastern Time / 1:30 p.m. Pacific Time today with Fermi Wang, President and Chief Executive Officer, and Casey Eichler, Chief Financial Officer, to discuss the fourth quarter and fiscal year 2019 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834, Participant passcode is “Ambarella.” Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella’s products are used in a wide variety of human and computer vision applications, including security camera, advanced driver assistance (ADAS), electronic mirror, drive recorder, driver/cabin monitoring, autonomous driving, and robotic applications. Ambarella’s low-power and high-resolution video compression, image processing, and deep neural network processors and software enable cameras to become more intelligent by extracting valuable data from high-resolution video streams. For more information, please visit www.ambarella.com

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the guidance for the first quarter of fiscal year 2020 ending April 30, 2019, and the comments of our CEO relating to the company expanding its product portfolio and potential revenue being generated from new design wins entering mass production. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

The risks and uncertainties referred to above include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; the commercial success of our customers’ products; our growth strategy; global economic and political conditions, including possible trade tariffs and restrictions; our ability to anticipate future market demands and future needs of our customers; our ability to introduce new and enhanced solutions; our ability to develop, and to generate revenue from, new advanced technologies, such as computer vision functionality; our ability to retain and expand customer relationships and to achieve design wins; the expansion of our current markets and our ability to successfully enter new markets, such as the OEM automotive and robotics markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K for our 2018 fiscal year, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Annual Report on Form

10-K for the fiscal year ending January 31, 2019 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the forward-looking statements made in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information, including non-GAAP gross margin, net income, and earnings per share, as a supplement to the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

With respect to its financial results for the fourth quarter of fiscal year 2019, the company has provided below reconciliations of its non-GAAP financial measures to its most directly comparable GAAP financial measures. With respect to the company’s expectations for the first quarter of fiscal year 2020, a reconciliation of non-GAAP gross margin and non-GAAP operating expenses guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges excluded from these non-GAAP measures. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

AMBARELLA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
Revenue	$51,070	$70,575	$227,768	$295,402
Cost of revenue	20,416	25,224	89,624	107,669

Gross profit	30,654	45,351	138,144	187,733

Operating expenses:
Research and development	32,638	31,574	128,084	115,510
Selling, general and administrative	12,382	12,386	50,480	47,792

Total operating expenses	45,020	43,960	178,564	163,302
Income (loss) from operations	(14,366)	1,391	(40,420)	24,431
Other income, net	3,351	602	5,868	1,298

Income (loss) before income taxes	(11,015)	1,993	(34,552)	25,729
Provision (benefit) for income taxes	(6,472)	732	(4,105)	6,877

Net income (loss)	$(4,543)	$1,261	$(30,447)	$18,852

Net income (loss) per share attributable to ordinary shareholders:
Basic	$(0.14)	$0.04	$(0.93)	$0.57

Diluted	$(0.14)	$0.04	$(0.93)	$0.55

Weighted-average shares used to compute net income (loss) per share attributable to ordinary shareholders:
Basic	32,128,579	33,288,916	32,713,606	33,224,803

Diluted	32,128,579	34,715,701	32,713,606	34,583,150

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$319	$328	$1,261	$1,306
Research and development	9,585	9,043	37,432	34,575
Selling, general and administrative	5,971	5,415	22,119	20,980

Total stock-based compensation	$15,875	$14,786	$60,812	$56,861

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended January 31,		Twelve Months Ended January 31,
	2019	2018	2019	2018
	(unaudited)
GAAP net income (loss)	$(4,543)	$1,261	$(30,447)	$18,852

Non-GAAP adjustments:
Stock-based compensation expense	15,875	14,786	60,812	56,861
Valuation allowance on deferred tax assets	(7,990)	—	(7,990)	—
Income tax effect	1,190	392	2,167	4,587

Non-GAAP net income	$4,532	$16,439	$24,542	$80,300

GAAP – diluted weighted average shares	32,128,579	34,715,701	32,713,606	34,583,150
Non-GAAP – diluted weighted average shares	32,793,196	34,715,701	33,583,294	34,583,150

GAAP – diluted net income (loss) per share	$(0.14)	$0.04	$(0.93)	$0.55
Non-GAAP adjustments:
Stock-based compensation expense	0.49	0.42	1.86	1.64
Valuation allowance on deferred tax assets	(0.25)	—	(0.24)	—
Income tax effect	0.04	0.01	0.07	0.13
Effect of Non-GAAP – diluted weighted average shares	—	—	(0.03)	—
Non-GAAP – diluted net income per share	$0.14	$0.47	$0.73	$2.32

The difference between GAAP and non-GAAP gross margin was 0.6% and 0.4%, or $0.3 million and $0.3 million, for the three months ending January 31, 2019 and 2018, respectively. The difference between GAAP and non-GAAP gross margin was 0.5% and 0.4%, or $1.3 million and $1.3 million, for the fiscal year ending January 31, 2019 and 2018, respectively. The differences were due to the effect of stock-based compensation.

AMBARELLA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	January 31, 2019	January 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$194,047	$346,672
Marketable securities	164,861	87,919
Accounts receivable, net	26,212	31,294
Inventories	18,252	23,383
Restricted cash	11	9
Prepaid expenses and other current assets	6,206	4,006

Total current assets	409,589	493,283

Property and equipment, net	6,728	6,449
Deferred tax assets, non-current	10,587	3,642
Intangible assets, net	10,936	14,417
Goodwill	26,601	26,601
Other non-current assets	2,412	2,257

Total assets	$466,853	$546,649

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	12,801	19,815
Accrued and other current liabilities	24,700	32,178
Income taxes payable	993	936
Deferred revenue, current	529	307

Total current liabilities	39,023	53,236

Other long-term liabilities	8,341	11,226

Total liabilities	47,364	64,462

Shareholders’ equity:
Preference shares	—	—
Ordinary shares	15	15
Additional paid-in capital	188,516	221,186
Accumulated other comprehensive income (loss)	97	(279)
Retained earnings	230,861	261,265

Total shareholders’ equity	419,489	482,187

Total liabilities and shareholders’ equity	$466,853	$546,649